EXHIBIT 99.1
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_______________________________________________________________________________

NEWS RELEASE

                                    For:       Hoenig Group Inc.
                                               4 International Drive
                                               Rye Brook, NY  10573


                                    Company
                                    Contact:   Alan B. Herzog
                                               (914) 935-9000


                                    For:       Investment Technology Group, Inc.
                                               380 Madison Avenue
                                               New York, NY 10017

                                    Company
                                    Contact:   Elise Wilkinson
                                               (212) 444-6245

FOR IMMEDIATE RELEASE

                HOENIG GROUP INC. SHAREHOLDERS APPROVE MERGER
                ---------------------------------------------
                    WITH INVESTMENT TECHNOLOGY GROUP, INC.
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         Rye Brook, NY, August 26, 2002, Hoenig Group Inc. (Nasdaq: HOEN) and
Investment Technology Group, Inc. (NYSE: ITG) announced that Hoenig Group shareholders voted to approve the agreement and plan of merger with ITG at today's special meeting of shareholders, with 75.3% of shares voting. The results of the vote were as follows: 6,034,464 shares in favor and 1,300 shares against, with 600 shares abstaining. The merger is expected to be completed on or about September 3, 2002, subject to the satisfaction of customary closing conditions.

About Hoenig Group Inc.

         For thirty years, Hoenig Group Inc. has provided high quality trade execution, independent research and premier client service to professional money managers and alternative investment funds throughout the world. Hoenig Group operates through its brokerage subsidiaries in the United States, United Kingdom and Hong Kong. For additional information about Hoenig Group, visit www.hoeniggroup.com.


About ITG

         ITG is headquartered in New York with offices in Boston, Los Angeles, Dublin, Hong Kong, London, Melbourne, Sydney, Tel Aviv and Toronto. As a leading provider of technology-based equity-trading services and transaction research to institutional investors and brokers, ITG services help clients to access liquidity, execute trades more efficiently, and make better trading decisions. ITG generates superior trading results for its clients through three lines of business. POSIT(R), the world's largest equity matching system, allows clients to trade confidentially. The Electronic Trading Desk is recognized as one of the leading program trading operations in the U.S. ITG's leading-edge Client Site products allow users to implement their own trading strategies by providing direct electronic access to most sources of market liquidity. For additional information, visit www.itginc.com.

         In addition to historical information, this press release may contain "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995, that reflect the expectations of ITG and Hoenig Group management for the future. A variety of important factors could cause results to differ materially from such statements. These factors include the risk that conditions to the closing of the merger transaction described herein will not be satisfied and the sale will not be completed, as well as ITG's and Hoenig Group's ability to achieve expected future levels of sales; the actions of both current and potential new competitors; rapid changes in technology; financial market volatility; general economic conditions, internationally or nationally; evolving industry regulation; cash flows into or redemption from equity funds; effects of inflation; customer trading patterns; and new products and services. These and other risks are described in greater detail in the ITG and Hoenig Group filings with the Securities and Exchange Commission, including those on Forms 10-K and 10-Q.



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